Exhibit 99.1
Press Release
March 12, 2009
Titanium Asset Management Corp. Reports Full-Year 2008 Results
Chairman’s Statement
It was both an honour and a pleasure to assume in 2008 the roles of Chairman and Chief Executive Officer of Titanium Asset Management Corp., only tempered slightly by the crisis in the global financial markets that developed during the course of the year.
As the financial storm has swept over us, it has developed into the most serious challenge to the stability of the global financial system in the post war years. The crisis has had dramatic consequences already, with the collapse or forced sale of several leading investment banks and the provision of huge sums of public money to repair the balance sheets of commercial banks, leading in some cases to effective or actual nationalisation.
It is too early to tell how long and how deep the consequent economic recession will be, but its effects will be felt for a generation. The increase in public sector debt implied by the financial rescue and fiscal stimulus packages being announced are in some cases unsustainable in the medium term. In countries such as the US and UK the retrenchment to an economic model based on saving and investment rather than on debt will be painful. Equally, the beneficiaries of debt-fuelled consumption such as China and Germany will have to rebalance their economies too.
One implication of this is that savings rates in many developed countries will have to rise, in part to rebuild the destruction of both individual and institutional wealth that has occurred over the past eighteen months. Since the financial crisis has included (as financial crisis always seem to) fraud and theft, it will be the responsibility of the asset management industry to manage those savings competently, transparently and at sensible fees.
In that context I am delighted with the progress that we have made in implementing our business strategy of acquiring and integrating asset management companies with good investment strategies, skilled professionals and established client relationships. On March 31st 2008 we acquired National Investment Services, Inc, with offices in Chicago and Milwaukee. On December 31st 2008 we acquired Boyd Watterson Asset Management, LLC, a firm in Cleveland that traces its roots back to 1928. Both these excellent firms were attracted by what we are building at Titanium and senior officers of both firms have been given important new management roles within Titanium.
Another significant milestone is that we filed, as we committed to, a Form 10 registration statement with the Securities and Exchange Commission in July 2008 which became effective in September 2008. From that date we have been a US public reporting company.
In the near term our efforts are focused on integrating our four businesses and achieving efficiencies, particularly in administration and operations. We are also reorganising, and adding to, our sales team so that we can cross-sell to our clients and prospects the full range of our products. The following financial statements provide more detail on the progress that we have made in the eighteen months since our initial public offering in June 2007. We have confidence in our business strategy and hope to be able to attract more firms to join us at Titanium during the course of 2009.
Nigel Wightman

Forward-looking Statements
This press release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of Titanium.
Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Company undertakes no obligation to update any such statements. Additional factors that could influence Titanium’s financial results are included in its Securities and Exchange Commission filings, including its Form 10, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, is expected to be filed with the Securities and Exchange Commission on or before March 31, 2009. The Company’s report and accounts will be posted to stockholders at the same time and both will be available on the Company’s website at www.ti-am.com.

Titanium Asset Management Corp.
Consolidated Balance Sheets (Unaudited)
(in thousands except for share and per share amounts)

	December 31,	December 31,
	2008	2007

Assets
Current assets
Cash and cash equivalents	$18,753	$19,388
Securities available for sale	10,683	—
Cash and cash equivalents held in trust	—	55,587
Accounts receivable	4,041	388
Refundable income taxes	512	—
Prepaid expenses and other assets	908	115

Total current assets	34,897	75,478

Securities available for sale	672	—
Property and equipment
Office furniture, fixtures and equipment	543	19
Less accumulated depreciation	87	16

Property and equipment, net	456	3

Goodwill (Note 1)	32,757	21,987
Intangible assets, net (Note 1)	32,206	15,340
Deferred income taxes	4,202	377

Total assets	$105,190	$113,185

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$663	$149
Accrued income taxes	—	657
Acquisition payments due	8,145	—
Deferred revenues	273	218
Other current liabilities	1,516	237

Total current liabilities	10,597	1,261

Acquisition payments due	1,889	—
Commitments and contingencies
Common stock, subject to possible conversion, 20,000,000 shares at conversion value	—	55,587
Stockholders’ equity
Common stock, $0.0001 par value; 54,000,000 shares authorized; 20,464,002 and 22,993,731 shares issued and outstanding at December 31, 2008 and 2007, respectively	2	2
Restricted common stock, $0.0001 par value; 720,000 shares authorized; 612,716 and 696,160 shares issued and outstanding at December 31, 2008 and 2007, respectively	—	—
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued	—	—
Additional paid-in capital	99,694	55,892
Retained earnings (deficit)	(6,597)	443
Other comprehensive income (loss)	(163)	—
Unearned compensation	(232)	—

Total stockholders’ equity	92,704	56,337

Total liabilities and stockholders’ equity	$105,190	$113,185

Titanium Asset Management Corp.
Consolidated Income Statement (Unaudited)
(in thousands except for share and per share amounts)

		Period from
		February 2,
		2007
		(inception)
	Year Ended	through
	December 31,	December 31,
	2008	2007

Fee income	$14,675	$2,660

Operating expenses:
Administrative	16,283	2,490
Amortization of intangible assets (Note 1)	4,190	809
Impairment of intangible assets (Note 1)	6,533	829

Total operating expenses	27,006	4,128

Operating loss	(12,331)	(1,468)

Other income
Interest income	1,032	2,191
Interest expense	(28)	—

Income (loss) before taxes	(11,327)	723

Income tax expense (benefit)	(4,287)	280

Net income (loss)	$(7,040)	$443

Net income (loss) per share

Basic	$(0.34)	$0.04
Diluted	$(0.34)	$0.03

Titanium Asset Management Corp.
Consolidated Statement of Cash Flows (Unaudited)
(in thousands)

		Period from
		February 2,
	Year ended	2007 through
	December 31,	December 31,
	2008	2007

Cash flows from operating activities
Net income (loss)	$(7,040)	$443
Adjustments to reconcile net income(loss) to net cash provided by operating activities:
Depreciation and amortization	4,262	825
Impairment of intangible assets	6,533	829
Accretion of acquisition payments	26	—
Deferred income taxes	(3,823)	(377)
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	(29)	(388)
Decrease (increase) in other current assets	(607)	(115)
Increase in accounts payable	511	149
Increase(decrease) in taxes payable	(1,070)	657
Increase in other current liabilities	604	455

Net cash provided by (used in) operating activities	(633)	2,478

Cash flows from investing activities
Purchases of property and equipment	(326)	(19)
Cash and cash equivalents held in (released from) trust	55,587	(55,587)
Purchase of short-term securities available for sale	(10,651)	—
Purchase of securities available for sale	(968)	—
Cash paid for acquisition of subsidiaries, net of cash acquired	(31,627)	(33,965)

Net cash provided by (used in) investing activities	12,015	(89,571)

Cash flows from financing activities
Issuance of common stock units	—	120,025
Costs associated with share issue	—	(9,652)
Common stock redeemed	(12,017)	(3,892)

Net cash provided by (used in) financing activities	(12,017)	106,481

Net increase in cash and cash equivalents	(635)	19,388

Cash and cash equivalents:
Beginning	19,388	—

Ending	$18,753	$19,388

Supplemental disclosure of cash flow information
Income taxes paid	$606	$—

Supplemental disclosure of non-cash investing and financing activities
Net unrealized loss on securities available for sale	$163	$—
Paid-in capital attributed to common stock repurchase rights not executed	$55,587	$—
Fair value of placement agent warrant	$—	$2,091
Guaranteed payment issued in connection with acquisition	$10,375	$—

Note 1 — Goodwill and intangibles
During 2007 and 2008, Titanium Asset Management (“the Company”) completed the following acquisitions each of which resulted in acquired goodwill and intangible assets. On October 1, 2007, the Company acquired all of the voting common stock of Wood Asset Management, Inc. (“Wood”) and all of the membership interests of Sovereign Holdings, LLC (“Sovereign”), two asset management firms. On March 31, 2008, the Company acquired all of the outstanding capital stock of National Investment Services, Inc. (“NIS”), a third asset management firm. After such business combinations, the Company ceased to act as a special purpose acquisition vehicle. On December 31, 2008, the Company acquired all the membership interests of Boyd Watterson Asset Management, LLC (“Boyd”), an asset management firm in the equity and fixed-income markets. The Company’s strategy is to manage these operating companies as an integrated business.
The changes in goodwill for the period from February 2, 2007 to December 31, 2007 and for the year ended December 31, 2008 are as follows:

Wood acquisition	$19,865
Sovereign acquisition	2,122

Goodwill at December 31, 2007	21,987
NIS acquisition	7,091
Boyd acquisition	3,679

Goodwill at December 31, 2008	$32,757

The Company completed its annual evaluation of its fair value and the impact of such on its goodwill balance as of December 31, 2008. The assessment of fair value was principally based on a discounted cash flow analysis of projected cash flows. In preparing the cash flow projections, the Company considered the impact that the significant decreases in the equity markets over the last half of 2008 and the loss of customer accounts over the first half of 2008 had on its assets under management and the resulting impact on projected fee revenue over the next several years. As a result of the fair value assessment, the Company concluded that the value of its goodwill was recoverable.

The changes in intangible assets for the period from February 2, 2007 to December 31, 2007 and for the year ended December 31, 2008 are as follows:

Wood acquisition	$13,299
Sovereign acquisition	3,679
Amortization expense	(809)
Impairment (a)	(829)

Intangible assets at December 31, 2007	15,340
NIS acquisition	23,089
Boyd acquisition	4,500
Amortization expense	(4,190)
Impairment (b)	(6,533)

Intangible assets at December 31, 2008	$32,206

(a)	One of the principals from Wood, with whom the Company had a non-compete agreement, passed away in 2007. As a result, the Company wrote off the remaining $829 balance related to that intangible asset.

(b)	As a result of the principal’s death in 2007, Wood lost several accounts primarily in the second quarter of 2008. The Company determined that the loss of these accounts impaired the original value of the Wood customer relationships and recorded an impairment charge of $1,478 in the second quarter of 2008.

In the second quarter of 2008, Sovereign lost an institutional account that represented approximately 19% of the assets under management at the time of the Sovereign acquisition. As a result, the Company determined that the loss had impaired the original value of the Sovereign customer relationships and recorded an impairment charge of $314 in the second quarter of 2008.

As a result of the significant equity market decreases over the second half of 2008, the Company reassessed the recoverability of the customer relationship intangible assets acquired in the Wood, Sovereign and NIS acquisitions at December 31, 2008. The Company determined that the Wood customer relationship asset had been further impaired and recognized a $4,540 impairment charge. The Company also determined that the Sovereign customer relationship asset had been further impaired and recognized a $201 impairment charge. Further, the Company determined the carrying amount of the NIS client referral relationship was still recoverable.

Identifiable intangible assets, net of amortization at December 31, 2008 and 2007, are as follows:

	December 31, 2008			December 31, 2007
		Accumulated			Accumulated
	Cost	Amortization	Net	Cost	Amortization	Net

Wood customer relationships	$12,026	$8,850	$3,176	$12,026	$601	$11,425
Wood brand	444	139	305	444	28	416
Sovereign customer relationships	2,665	966	1,699	2,665	95	2,570
Sovereign non-compete agreement	833	347	486	833	70	763
Sovereign brand	181	76	105	181	15	166
NIS client referral relationship	23,089	1,154	21,935	—	—	—
Boyd customer relationships	4,500	—	4,500	—	—	—

Totals	$43,738	$11,532	$32,206	$16,149	$809	$15,340

The Company has reassessed the remaining useful lives of these assets in connection with the recoverability tests. Amortization is based on the following estimated remaining useful lives: Wood intangible assets — 2-3 years, Sovereign intangible assets — 3-4 years, and NIS client referral relationship asset — 14 years.
The estimated annual amortization expense for each of the next five years is as follows:

Year	Amount

2009	$3,691
2010	3,691
2011	3,664
2012	2,436
2013	1,879